Exhibit 99

Form 3 Joint Filer Information

Name:   Institutional Venture Partners VII, L.P.

Address:   3000 Sand Hill Road
           Bldg 4, Suite 210
           Menlo Park, CA 94025

Designated Filer:   Samuel D. Colella

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/09/2006

Signature:   /s/ Samuel D. Colella, for Institutional Venture Management VII, L.L.C.,
as general partner of Institutional Venture Partners VII, L.P.

Name:   Institutional Venture Management VII, L.P.

Address:   3000 Sand Hill Road
           Bldg 4, Suite 210
           Menlo Park, CA 94025

Designated Filer:   Samuel D. Colella

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/09/2006

Signature:   /s/ Samuel D. Colella, General Partner